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                                                                    EXHIBIT 99.1

PROXY
                              LUMISYS INCORPORATED
              SPECIAL MEETING OF STOCKHOLDERS -- November 25, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF LUMISYS INCORPORATED (the "COMPANY")

    The undersigned hereby appoints Stephen J. Weiss and Craig L. Klosterman, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the corporate offices of the Company at 225 Humboldt Court, Sunnyvale, CA 94089, on November 25, 1997 at 10:30 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

   To approve the issuance of shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 28, 1997, by and among the Company, SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and CompRAD, Inc., a Delaware corporation.

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                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                                                      Signature:
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